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                                                                Exhibit 99.14(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information and the incorporation by reference in the Prospectus and Proxy Statement constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated November 14, 1997, relating to the financial statements and financial highlights appearing in the September 30, 1997 Annual Report to Shareholders of Prudential Jennison Series Fund, Inc. - Prudential Jennison Growth Fund (the "Fund") which is included in such Statement of Additional Information and incorporated by reference in such Prospectus and Proxy Statement. We also consent to the use of such report and to the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information of Post-Effective Amendment No. 7 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is included in the Statement of Additional Information of such N-14 Registration Statement and incorporated by reference in the Prospectus and Proxy Statement constituting part of such N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the Prospectus and Proxy Statement of the N-14 Registration Statement.

We also consent to the use of our report dated June 24, 1997, relating to the financial statements and financial highlights appearing in the April 30, 1997 Annual Report to Shareholders of Prudential Multi-Sector Fund, Inc. (the "Fund") which is included in the Statement of Additional Information and incorporated by reference in the Prospectus and Proxy Statement. We also consent to the use of such report and the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" included in the Statement of Additional Information of Post-Effective Amendment No. 12 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is incorporated by reference in the Prospectus constituting part of such N-1A Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the Prospectus and Proxy Statement of the N-14 Registration Statement.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, NY 10036
May 15, 1998